Exhibit 99.1

PRESS RELEASE

Press announcement in the framework of article 8 § 1 of the Belgian Royal Decree dated 27 April 2007 on public takeover bids and article 31 §1 of the Belgian law dated 1 April 2007 on public takeovers

Liberty Global announces its intention to proceed with the offer for Telenet at €35.00 per share while removing the 95% minimum acceptance condition
Liberty Global disagrees with the Independent Expert Valuation Report as announced today by Telenet

Englewood, Colorado - October 29, 2012:

Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) is announcing today a number of decisions relating to its intended voluntary and conditional cash offer for the outstanding shares of Telenet Group Holding NV (“Telenet”) (Euronext Brussels: TNET) that it does not own or that are not held by Telenet, as announced on September 19, 2012 (the “Intended Offer”).
Liberty Global confirms that it intends to proceed with the Intended Offer based on a price of €35.00 (the “Offer Price”) per ordinary share of Telenet, and it has decided to remove the 95% minimum acceptance condition of the Intended Offer.
Liberty Global considers the Offer Price to be highly attractive for Telenet shareholders and intends to proceed with the Intended Offer as soon as practically possible, irrespective of the recommendation expressed by the independent directors of Telenet.
Liberty Global has serious reservations regarding the long-term business plan assumptions that were used in the valuation report prepared by Lazard SPRL (“Lazard”), the independent expert pursuant to the Intended Offer. Liberty Global believes that these assumptions form a speculative plan that cannot be reasonably achieved or implemented. In particular, Liberty Global notes that the updated assumptions:

i)	were revised by Telenet's management after Liberty Global's announcement of the Intended Offer and were not discussed with the board of Telenet ahead of its distribution to Lazard;

ii)	are neither supported nor vetted by the board members of Telenet appointed by Liberty Global, which is inconsistent with the historical practice of Telenet; and

iii)
include a material upward revision coming from the long-term contribution of mobile services to Telenet that Liberty Global views as being unachievable given the aggressive expectations of market share gains.

Liberty Global has expressed these reservations to Telenet's management team, the independent board members of Telenet and Lazard.

In addition to the reservations regarding the operating assumptions mentioned above, Liberty Global, which has been advised by Morgan Stanley, believes that the Lazard report contains certain analyses and valuation methodologies that are not appropriate for the evaluation of the Intended Offer. Liberty Global intends to provide further details with regard to its views on the Lazard report and the long-term assumptions in the prospectus (which will include the final independent expert report) to be filed with the Belgian Financial Services and Markets Authority (the “FSMA”).
Liberty Global's valuation assesses the value per share for Telenet at €28 - €35. Liberty Global, which has been advised by Morgan Stanley, will include the details of the valuation in the prospectus provided to investors in the event the Intended Offer is launched.
Liberty Global continues to believe that the Offer Price represents a meaningful premium to its view on the intrinsic value of Telenet and a unique opportunity for the shareholders to monetize their entire investment at a time when the European cable sector is trading at a multi-year high.
The Offer Price represents:

•	A premium of 23% over the mid-point DCF based valuation of €28.48 per share,[1] based on Telenet management's latest projections at the time of Liberty Global's announcement of the Intended Offer;

•	A premium of 14% over the volume weighted average share price for the period of one month ended September 19, 2012;[2]

•	A premium of 17% over the volume weighted average share price for the period of six months ended September 19, 2012;[2]

•	15.7x 2012E EBITDA - Capex[3] implied multiple, which is a significant premium to the corresponding metric of 13.5x4 of Ziggo N.V. (“Ziggo”) as of September 19, 2012; and

•	9.1x 2012E Adjusted EBITDA[3] implied multiple, which is a meaningful premium to the average of certain comparable quoted cable operators[5] of 8.4x4 2012E EBITDA as of September 19, 2012.
Further information regarding the justification of the Offer Price and its attractiveness to Telenet shareholders will be included in the prospectus of the Intended Offer, to be filed for approval with the Belgian financial services and markets authority.

_________________________

1	The mid-point DCF model is based on a weighted average cost of capital of 7.9% and a perpetuity growth rate of 1.5%.

2	As adjusted for the €3.25 capital reduction paid by Telenet on August 31, 2012.

3
The enterprise value implied by the Intended Offer represents a multiple of 9.1x Telenet's estimated Adjusted EBITDA and 15.7x Telenet's estimated Adjusted EBITDA less estimated accrued capital expenditures for 2012. Telenet's Adjusted EBITDA and accrued capital expenditures (each as customarily defined by Telenet) are based on financial projections approved by the Telenet Board in May 2012 (which are consistent with Telenet's most recently published guidance for 2012) and are prepared based on International Financial Reporting Standards as adopted by the European Union (“EU IFRS”).

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The Ziggo, Virgin Media Inc. ("Virgin Media") and Kabel Deutschland Holding AG ("KDH") enterprise values are based on the share price for each company as of September 19, 2012 and financial statements prepared in accordance with EU IFRS for Ziggo and KDH and US GAAP for Virgin Media. EBITDA (earnings before interest, taxes. depreciation and amortization), or in the case of Virgin Media, “operating cash flow”, and capital expenditures estimates of Ziggo, Virgin Media and KDH are based on Bloomberg equity research analysts' consensus as of September 19, 2012.

5	The comparable quoted cable operators include Ziggo, Virgin Media and KDH.

Whether or not the Intended Offer will eventually be made as a formal binding offer depends on a number of conditions, including overall financial market conditions and Liberty Global's ability to raise satisfactory financing. In the event that Liberty Global decides not to proceed with a formal offer, Liberty Global will immediately issue a further public announcement to that effect. If Liberty Global decides to proceed with the Intended Offer, a prospectus (containing the independent expert report) and a response memorandum (prepared by the independent directors of the board of Telenet) will be filed for approval with the FSMA.

Liberty Global also notes that if the Intended Offer is launched and completed, Telenet's intended voluntary and conditional bid announced on August 13, 2012 for 18.20% of its share capital at an offer price of €31.75 per Telenet share will be cancelled.

If the Intended Offer is confirmed, Binan Investments B.V., a wholly-owned indirect subsidiary of Liberty Global, will act as bidder. Binan Investments B.V. will in due course communicate where the prospectus and the response memorandum will be made available.

Forward-Looking Statements

This press release does not constitute an offer to purchase securities of Telenet or its affiliates nor a solicitation by anyone in any jurisdiction in respect thereof. If Liberty Global decides to proceed with an offer to purchase Telenet securities through a public tender offer, such offer will and can only be made on the basis of an approved prospectus by the FSMA. No action has been taken to enable a public bid in any jurisdiction and no such steps shall be taken prior to Liberty Global's decision to proceed with a public tender offer. Neither this press release nor any other information in respect of the matters contained herein may be supplied in any jurisdiction where a registration, qualification or any other obligation is in force or would be with regard to the content hereof or thereof. Any failure to comply with these restrictions may constitute a violation of the financial laws and regulations in such jurisdictions.

Various statements contained in this press release constitute forward-looking statements of Liberty Global, including statements regarding its intention to proceed with the Intended Offer based on a price of €35.00 per Telenet share, its intention to remove the 95% minimum acceptance condition, its belief as to the updated long-term assumptions that served as a basis for the draft valuation report used by Lazard, the assumptions underlying its assessment of the value per share for Telenet, its belief as to the intrinsic value of Telenet and the premium represented by the Intended Offer, and any other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include overall financial market conditions, any material business or financial developments at Telenet, Liberty Global's ability to raise satisfactory financing, the continued use by subscribers and potential subscribers of Telenet's services, Liberty Global's ability to achieve expected operational efficiencies and economies of scale, as well as other factors to be described in Liberty Global's prospectus for its tender offer or as detailed from time to time in Liberty Global's filings with the Securities and Exchange Commission, including its most recently filed Forms 10-K and 10-Q. These forward-looking statements speak only as of the date of this release. Liberty Global expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in

Liberty Global's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by applicable law.

About Liberty Global

Liberty Global is the leading international cable company, with operations in 13 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading television, broadband internet, and telephony services are provided through next-generation networks and innovative technology platforms that connect 20 million customers who subscribe to 34 million services as of June 30, 2012.

Liberty Global's consumer brands include UPC, Unitymedia, Kabel BW, Telenet and VTR. Our operations also include Chellomedia, our content division, UPC Business, a commercial services division and Liberty Global Ventures, our investment fund. For more information, please visit www.lgi.com or contact:

Investor Relations                    Corporate Communications
Christopher Noyes    +1 303 220 6693        Hanne Wolf        +1 303 220 6678
Oskar Nooij        +1 303 220 4218        Bert Holtkamp        +31 20 778 9800

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